UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2017, Compass Minerals International, Inc. (the “Company”) announced that Patrick D. Linehan has been appointed to serve as the Company’s Chief Financial Officer, effective April 3, 2017. Mr. Linehan will also serve as the Company’s principal accounting and financial officer.

Prior to joining the Company, Mr. Linehan, age 48, was with ConAgra Foods, Inc., a Fortune 500 packaged foods company. Mr. Linehan served as Senior Vice President, Finance of ConAgra’s consumer brands business from to 2012 to 2016 and as Senior Vice President, Corporate Controller from 2009 to 2012. He joined ConAgra in 1999 and held various finance and accounting leadership positions with increasing responsibility. Prior to joining ConAgra, Mr. Linehan was with Deloitte LLP.
The Company entered into a letter agreement, effective March 24, 2017, with Mr. Linehan (the “Offer Letter”), establishing his compensation as Chief Financial Officer. Pursuant to the terms of the Offer Letter, Mr. Linehan’s base salary will be $450,000. Mr. Linehan’s targeted cash bonus under the Company’s management annual incentive program will be calculated at 60% of his base salary, with any bonus payments dependent on the Company’s pre-established performance goals and personal performance objectives.
Mr. Linehan will also be eligible to receive equity awards as part of the Company’s long-term incentive program, which are granted in April each year, with a target equity award value of 150% of his base salary. On April 3, 2017, Mr. Linehan will receive a long-term incentive equity award with a value of $675,000, consistent with the equity award mix to be granted to the Company’s executive officers on such date, and a one-time grant of restricted stock units with a value of $225,000. Mr. Linehan will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers, including a relocation assistance program.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 and incorporated by reference herein. Mr. Linehan and the Company have also entered into the Company’s standard Change in Control Severance Agreement and Restrictive Covenant Agreement.

There is no arrangement or understanding between Mr. Linehan and any other person pursuant to which Mr. Linehan was appointed as Chief Financial Officer. Furthermore, there are no transactions between Mr. Linehan (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

Effective with Mr. Linehan’s appointment, John D. Craft, the Company’s Interim Chief Financial Officer, will no longer serve as the Company’s principal accounting and financial officer but will continue to serve at the Company as Vice President and Corporate Controller.

On March 28, 2017, the Company issued a press release announcing the appointment of Mr. Linehan as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Letter Agreement, effective March 24, 2017, between Compass Minerals International, Inc. and Patrick D. Linehan.
99.1	Press Release issued by Compass Minerals International, Inc. on March 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: March 28, 2017	By:	/s/ Diana C. Toman
Name: Diana C. Toman
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Letter Agreement, effective March 24, 2017, between Compass Minerals International, Inc. and Patrick D. Linehan.
99.1	Press Release issued by Compass Minerals International, Inc. on March 28, 2017.